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                                                                   Exhibit 10.29

                    SEPARATION AGREEMENT AND GENERAL RELEASE

         The parties to this Separation Agreement and General Release ("Agreement") are Neil R. Cassidy ("Cassidy") and Daou Systems, Inc. ("DAOU" or the "Company"), (collectively, the "Settling Parties").

                                    RECITALS

         This Agreement is made with reference to the following facts:

         A. Cassidy resign his position as Chief Financial Officer of the Company effective March 31, 2003 (the "Separation Date"). As of the Separation Date, Cassidy's rights and obligations as an employee will cease, except as set forth in this Agreement.

         B. The Company and Cassidy desire to resolve and dispose of, fully and completely, all claims, demands, and causes of action, known or unknown, which Cassidy may have against the Company or its subsidiaries or affiliates, including, those rights, claims, demands and causes of action arising out of the employment relationship, the July 1, 2002 amended and restated employment agreement (the "Employment Agreement") between Cassidy and DAOU and the termination of the employment relationship between Cassidy and DAOU.

                                    AGREEMENT

     1.  Effect of Separation on Salary and Benefits and Stock Options.

         1.1. On the Separation Date, DAOU shall provide Cassidy with a final paycheck which includes accrued and unused vacation pay, less all applicable federal, state and local income, social security and other payroll taxes.

         1.2. Severance Payment. After execution of this Agreement, the execution of the release referenced in Section 2.1 and the passage of the seven-day revocation period referenced in Section 3.1 below, the Company will pay to Cassidy an amount equal to Two Hundred Sixty Thousand Dollars ($260,000.00), which will be paid in a lump sum payment within 15 days following the Separation Date. Cassidy acknowledges that he is not entitled to any other consideration or monies from the Company and would not be entitled to the consideration described above but for his execution of this Agreement. Further, Cassidy hereby waives any right, claim or interest that he may have to any severance, compensation or other benefit(s) payable to him by the Company under the Employment Agreement and acknowledges that the benefits under this Separation Agreement and General Release are being received in lieu of any such Employment Agreement benefits.

         1.3. Within 14 days of the Separation Date, DAOU will provide Cassidy with election forms for health insurance continuation as provided by the Consolidated Omnibus Budget Reconciliation Act of 1986 (" COBRA "). In the event Cassidy elects to continue coverage as provided by COBRA, for a period of up to twelve (12) months, the Company will pay, on behalf of Cassidy, the monthly premium for continuation of Cassidy's health insurance. Nothing in this Agreement may be construed to continue Cassidy's insurance coverage beyond

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the period allowed by COBRA, nor may it be construed to create any obligation on the part of the Company with respect to Cassidy's responsibilities for formally electing to continue coverage under COBRA.

         1.4. The Company will pay Cassidy's reasonable and customary business expenses, if any, through March 31, 2003 in accordance with Company policy.

         1.5. Stock Options. On the Separation Date, all unexercised stock options previously granted to Cassidy which have not vested as of the Separation Date and which are set forth on Exhibit A, will not expire but shall continue in effect and shall expire on the date set forth in the related stock option agreement; and any unvested stock options among the Options granted to Cassidy on May 17, 2002 immediately will vest and become exercisable on the Separation Date.

         1.6. Transfer in Ownership of DAOU Property. On the Separation Date, DAOU agrees to transfer ownership to Cassidy of the DAOU personal computer and home office equipment that he utilized during his employment with DAOU for the sum of $____________.

         1.7. No Other Obligations. Except as specified above, the Company shall have no payment or other obligation to Cassidy.

         1.8. Tax Consequences. The Company has made no representations to Cassidy as to his tax liability with respect to any of the above consideration. Cassidy acknowledges that he has consulted with his own professional advisors with respect to all tax matters, and is not relying on any representation by the Company on any tax matter. Cassidy will be solely responsible for any and all tax responsibility for the payment by the Company, and for any additional tax responsibility which may be assessed either against him or against the Company, including any penalties assessed by any agency against any party, which may arise as a result of his characterization of any payment. The Company may withhold any payroll and related taxes required by applicable law.

     2.  Consideration from Cassidy.

         2.1. General Release. In exchange for the consideration set forth in
Article 1 above, Cassidy agrees that he will sign the Release ("Exhibit B"). Cassidy acknowledges that with this document he has been given a twenty-one (21) day period in which to consider entering into the release of the ADEA claims set forth in Exhibit B, if any. In addition, Cassidy acknowledges that he has been informed that he may revoke a signed waiver of those ADEA claims for up to seven days after executing this Agreement and his release of ADEA claims will not be enforceable until the seven-day revocation period expires.

     3. Indemnification. Nothing in this Agreement may be construed as a waiver by Cassidy of any rights he may have for indemnification under any DAOU insurance policy or written indemnification agreement for acts by Cassidy in his capacity as an officer of DAOU.

     4. Acknowledgments. Cassidy acknowledges that with this document he has been advised in writing of his right to consult with an attorney prior to executing this Agreement and

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release. Cassidy expressly waives any rights and benefits he otherwise might have under California Civil Code Section 1542, which provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

Cassidy acknowledges that he may discover facts different from or in addition to those which he now believes to be true with respect to this Agreement. Cassidy agrees that this Agreement shall remain effective notwithstanding the discovery of any different or additional facts.

     5. Settlement. Nothing in this Agreement shall be construed as an admission by the Company of any liability of any kind to Cassidy, except to the extent that such liability is expressly provided for in this Agreement.

     6.  Confidentiality and Other Agreements.

         6.1. Cassidy acknowledges and agrees that he has a continuing obligation to protect the Company's Confidential Information according to the terms and conditions of Exhibit A of the Employment Agreement which he signed on October 10, 2000.

         6.2. The Settling Parties agree to keep confidential the terms of this Agreement and agree to refrain from disclosing any information regarding this Agreement to any third party unless required to do so (a) by a regulatory body (e.g. filings with the Securities Exchange Commission ("SEC"); (b) in financial disclosures to auditors or in audited financial statements; (c) under oath, if properly ordered, in a court of competent jurisdiction; (d) to his wife; or (e) previously disclosed publicly by the Company to the extent so disclosed. Each of the Settling Parties agrees to notify the other Settling Parties in writing upon first notification that he or it may be required by law to disclose any information deemed confidential by this Agreement. Notice must be provided in sufficient time for the party receiving notice to oppose or otherwise respond to the request.

         6.3. Cassidy agrees that he will not interfere with or otherwise act adverse to the business affairs of the Company, including, without limitation, making disparaging remarks, either orally or in writing, to any person concerning the Company or the Company's business. The Company agrees to not make disparaging remarks, either orally or in writing, to any person or party concerning Cassidy or Cassidy's employment.

     7. Representations and Warranties. The parties represent and warrant as follows:

         7.1. Each party has read this Agreement, understands its contents, and understands its legal effect and binding nature. Each party further acknowledges that he or it is acting voluntarily and of his own free will in executing this Agreement.

         7.2. Cassidy is not relying upon any statement, representation or promise of the Company, or any of its officers, directors, agents, partners, employees, consultants,

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representatives or attorneys in executing this Agreement or in making this settlement except as expressly stated in this Agreement.

     8.  Claims Arising out of this Agreement.

         8.1. To the extent there is any controversy or dispute concerning the interpretation or enforcement of any provisions of this Agreement, including the arbitrability of such dispute, the Settling Parties shall submit such dispute to arbitration in Exton, Pennsylvania by one or more experienced labor and employment law arbitrators licensed to practice law in Pennsylvania and selected in accordance with the Employment Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall not have the power to modify any of the provisions of this Agreement. The arbitrator(s)' decision shall be final and binding upon the parties and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator will decide how the costs of arbitration should be shared.

         8.2. In the event of any arbitration arising out of or relating to this Agreement, its breach or enforcement, including an action for declaratory relief, the prevailing party in such action or proceedings shall be entitled to receive his or its damages, court costs, and reasonable out-of-pocket expenses including reasonable attorneys' fees. Such recovery shall include court costs, reasonable out-of-pocket expenses, and attorneys' fees on appeal, if any. The arbitrator(s) or court shall determine who is the prevailing party, whether or not the dispute or controversy proceeds to final judgment. Both Cassidy and the Company expressly acknowledge this paragraph is not intended to in any way alter the parties' agreement that arbitration shall be the exclusive method of resolving any dispute related to this Agreement or Cassidy's employment with the Company.

         8.3. Cassidy acknowledges that from the date hereof and during the period which Cassidy remains an employee of the Company pursuant to the terms of this Agreement, Cassidy shall be the Company's principal financial officer and in such capacity, Cassidy shall be responsible for all materials filed by the Company with the Securities and Exchange Commission which require the signature of the Company's Chief Financial Officer, principal financial officer or chief accounting officer, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and any certifications required by
Section 302 or Section 906 of the Sarbanes Oxley Act of 2002 (the "Act") or any rules promulgated pursuant to the Act.

     9.  Miscellaneous.

         9.1. This Agreement shall be deemed to have been executed and delivered within the Commonwealth of Pennsylvania, and its rights and obligations shall be construed and enforced in accordance with and governed by, the laws of Pennsylvania.

         9.2. Cassidy and the Company understand and agree that this Agreement shall bind and benefit their heirs, employees, parent corporation, subsidiaries, affiliates, controlled corporations, sister corporations, agents, representatives, predecessors, successors and assigns. The Company's successors shall include (without limitation) any person, corporation or other entity who or which enters into a Corporate Transaction with the Company (hereinafter "Company Successor"). For purposes of this Agreement, a "Corporate Transaction" is defined to

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mean a transaction in which any person, corporation or other entity acquires, directly or indirectly, all or substantially all of the stock, business or assets of the Company, whether by way of merger, consolidation, sale, transfer or otherwise.

          9.3. This Agreement may be amended only by an agreement in writing designated as an amendment to this Agreement and signed by the parties.

          9.4. This Agreement may be executed in counterparts, and when each party has signed and delivered at least one such counterpart, each counterpart shall be deemed an original, and, when taken together with the other executed counterparts, shall constitute one Agreement, which shall be binding upon and effective as to all parties.

Dated: December 31, 2002                     /s/ Neil R. Cassidy
                                             ------------------------------
                                             Neil R. Cassidy

Dated: December 31, 2002               By:   /s/ Daniel J. Malcolm
                                             ------------------------------
                                             Daniel J. Malcolm
                                             Chief Executive Officer on behalf
                                             of Daou Systems, Inc.

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                                    EXHIBIT A

                            Prior Stock Option Grants

1. 25,000 Options, issued on December 13, 2001:

          (i) 12,500 will vest on the sooner of (a) the first date following ten
(10) consecutive trading days during which the Common Stock trades at a value of at least $2.50 per Share as adjusted for any stock combination, stock dividend, stock split or other recapitalization event occurring with respect to the Company's Common Stock (a Recapitalization"); or (b) five (5) years from the date of grant.

          (ii) 12,500 will vest on the sooner of (a) the first date following ten (10) consecutive trading days during which the Common Stock trades at a value of at least $5.00 per Share as adjusted for any Recapitalization; or (b) five (5) years from the date of grant.

2. 50,000 Options, issued on May 17, 2002:

     On the Separation Date, all unvested stock options among the 50,000 Options previously granted to Cassidy on May 17, 2002 which have not vested as of the Separation Date immediately will vest and become exercisable and will not expire but shall continue in effect and shall expire on the date set forth in the related stock option agreement.

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EXHIBIT B

                                     RELEASE

          THIS RELEASE is entered into by and between Neil R. Cassidy ("Employee") and Daou Systems, Inc. ("Daou").

          WHEREAS, the Employee has reviewed the terms of the foregoing Separation Agreement and General Release and agrees to abide by the terms of the Separation Agreement and General Release;

          WHEREAS, the Employee agrees to execute this Release upon the request of Daou as it relates to the Separation Agreement and General Release; and

          WHEREAS, the parties desire to separate on amicable terms.

          NOW, THEREFORE, the parties agree as follows, in consideration of the mutual covenants and obligations contained herein, and intending to be legally held bound:

          1. Consideration. To resolve and settle all disputes, and to avoid the costs and uncertainty of litigation, in consideration for the releases and other covenants set forth in the foregoing Separation Agreement and General Release, Employee acknowledges he has received the consideration referred to in Section
1.2 of the Separation Agreement and General Release. This payment will not be made until after the expiration of the seven-day revocation period referenced in paragraph 7.

          2. Employee further acknowledges that these payments and promises include consideration to which the Employee would not otherwise be entitled.

          3. Employee's Release of Daou. Employee hereby generally releases and discharges Daou, together with each and every of its predecessors, successors (by merger or otherwise), parents, subsidiaries, affiliates, divisions and related entities directors, officers, employees and agents, whether present or former (collectively the "Releasees") from any and all suits, causes of action, complaints, obligations, demands, or claims of any kind, whether in law or in equity, direct or indirect, known or unknown, suspected or unsuspected (hereinafter "claims"), which the Employee ever had or now has arising out of or relating to any matter, thing or event occurring up to and including the date of this Release, except for future obligations expressly arising under the Separation Agreement and General Release.

          4. Employee's release specifically includes, but is not limited to:

             (a) any and all claims for wages and benefits including, without limitation, salary, stock, options, commissions, royalties, license fees, health and welfare benefits, severance pay, vacation pay, and bonuses, excluding the COBRA health insurance compensation described in paragraph 1.3 of the Separation Agreement and General Release.

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             (b) any and all claims for wrongful discharge, breach of contract
(whether express or implied), or for breach of the implied covenant of good faith and fair dealing;

             (c) any and all claims for alleged employment discrimination on the basis of age, race, color, religion, sex, national origin, veteran status, disability and/or handicap and any and all other claims in violation of any federal, state or local statute, ordinance, judicial precedent or executive order, including but not limited to claims under the following statutes: Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S)2000e et seq., the Civil Rights Act of 1866, 42 U.S.C. (S)1981, the Age Discrimination in Employment Act, 29 U.S.C. (S)621 et seq., the Older Workers Benefit Protection Act, 29 U.S.C.
(S)626(f), the Americans with Disabilities Act, 42 U.S.C. (S)12101 et seq., the Family and Medical Leave Act of 1993, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, or any comparable statute of any other state, country, or locality except as required by law, but excluding any claim for vested benefits under Daou's retirement benefit plans;

             (d) any and all claims under any federal, state or local statute or law;

             (e) any and all claims in tort (including but not limited to any claims for misrepresentation, defamation, interference with contract or prospective economic advantage, intentional or negligent infliction of emotional distress, duress, loss of consortium, invasion of privacy and negligence);

             (f) any and all claims for attorneys' fees and costs; and

             (g) any and all other claims for damages of any kind.

Nothing in this Release is intended to affect Employee's rights to indemnification under the Pennsylvania Business Corporation Law of the 1998, Sections 1741-1743, or under Daou's Articles of Incorporation or Bylaws.

          5. Acknowledgment. Employee understands that his release extends to all of the aforementioned claims and potential claims which arose on or before the date of the execution of this Release, whether now known or unknown, suspected or unsuspected, and that this constitutes an essential term of this Release. Employee further understands and acknowledges the significance and consequence of this Release and of each specific release and waiver, and expressly consents that this Release shall be given full force and effect according to each and all of its express terms and provisions, including those relating to unknown and unsuspected claims, demands, obligations, and causes of action, if any, as well as those relating to any other claims, demands, obligations or causes of action herein above-specified.

          6. Reinstatement. Employee hereby waives any right or claim the Employee may have to employment, re-instatement, or re-employment with the Releasees, and agrees not to apply for employment with the Releasees.

          7. Advice of Counsel; Revocation Period. Employee is hereby advised to seek the advice of counsel. Employee acknowledges that he has, in fact, sought the advice of counsel, and is acting of his own free will, that the Employee has been afforded a reasonable time to read and review the terms of Release, and that the Employee is voluntarily entering into

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this Release with full knowledge of its provisions and effects. Employee intends that this Release shall not be subject to any claim for duress. Employee further acknowledges that the Employee has been given at least twenty-one (21) days within which to consider this Release and that if the Employee decides to execute this Release before the twenty-one day period has expired, the Employee does so voluntarily and waives the opportunity to use the full review period.
The Employee also acknowledges that the Employee has seven (7) days following his execution of this Release to revoke acceptance of the Release of age discrimination claims, with the Release of age discrimination claims not becoming effective until the revocation period has expired. If the Employee chooses to revoke his acceptance of this Release, he should provide written notice to:

          Jeffrey P. Libson, Esquire
          Pepper Hamilton, LLP
          400 Berwyn Park
          899 Cassatt Road
          Berwyn, PA 19312-1183

          IN WITNESS WHEREOF, the parties, acknowledging that they are acting of their own free will, have caused the execution of this Release as of this day and year written below.


_____________________________                   Witness: ______________________
Neil R. Cassidy

Date: ________________________


DAOU SYSTEMS, INC.

By:_________________________

Title:________________________

Date:________________________

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